Exhibit 99.1
Guess?, Inc. and WHP Global to Acquire rag & bone

LOS ANGELES & NEW YORK—February 16, 2024— Guess?, Inc. (NYSE: GES) and global brand management firm WHP Global today announced a definitive agreement to acquire New York-based fashion brand rag & bone. Under the terms of the agreement, Guess? will acquire all the rag & bone operating assets, with Guess? and WHP Global to jointly own rag & bone’s intellectual property.

Since its origins in New York in 2002, rag & bone has established itself as a leader in the American fashion scene. Known for its authentic style, blending traditional craftmanship with modern cultural references, the brand has become synonymous over the years with effortless quality clothing for both men and women, with an innovative yet understated New York aesthetic and a strong expertise in denim.

Currently, the brand directly operates 34 stores in the U.S. and two stores in the U.K., and is also available in high-end boutiques, department stores and through e-commerce globally. In 2023, rag & bone generated unaudited annual revenue of approximately $250 million and adjusted EBITDA of $18 million.

Carlos Alberini, Guess? Chief Executive Officer, said: “We are excited to add an iconic brand such as rag & bone to Guess?, further diversifying our portfolio with complementary customer bases and price points. We look forward to partnering with WHP Global to build on rag & bone’s heritage. Guess? has an incredible platform with a strong global distribution network and outstanding licensee partners that will enable us to power the growth and expansion of the rag & bone business. We expect the transaction to deliver earnings per share accretion in the first year and strong value creation for our shareholders for years to come.”

Paul Marciano, Guess? Co-Founder and Chief Creative Officer, said: “rag & bone is a brand I have always loved and respected. It is a brand well known for its pre-eminence in American fashion that over the years has stayed true to its roots and founding values, with an unwavering commitment to quality and authenticity. This acquisition is the first one in the 43-year history of Guess?, and I am thrilled to welcome rag & bone to our family. I look forward to working with Andrew Rosen and the talented team at rag & bone to pursue the brand’s product and market expansion internationally.”

Yehuda Shmidman, WHP Global Chairman and Chief Executive Officer, said: “The acquisition of rag & bone aligns us with powerful partners and grows WHP Global's portfolio to over $7.5 billion in retail sales across 11 brands. We have great respect for rag & bone’s business and brand positioning, and look forward to building on its success as we capture the compelling opportunities ahead.”

Andrew Rosen, Chairman of the Board at rag & bone, said: “I am thrilled about this new relationship with Guess? and WHP Global. Today marks the beginning of an exciting new chapter as rag & bone joins forces with a much larger international fashion company. It’s a great opportunity for our team to take the brand to the next level, blending our unique styles and respective expertise to create new possibilities for rag & bone on a global scale.”

rag & bone will continue to be based in New York City. As part of the Guess? portfolio, the rag & bone team will operate as an independent fashion brand with a focus on continuing to provide unique and timeless collections to its customers.

Highlights of the transaction:

•Creates Strong Partnership with WHP Global, One of the Leading Global Brand Management Companies Today. This transaction will enable rag & bone to maximize global expansion by benefiting from both Guess?’ and WHP Global’s platforms and distribution and licensee partners all over the world.

•Leverages Guess?’ Powerful Infrastructure to Accelerate rag & bone Growth and Drive Synergies. Over the years, Guess? has developed a strong global infrastructure and network of licensees and wholesale partners. Through this transaction, rag & bone will benefit from Guess?’ ability to support the growth of its product offerings, expand the brand’s reach into new markets and drive operational efficiencies.

•Expands Guess?’ Global Lifestyle Brand Portfolio with a Commitment to Timeless and Innovative Designs Customers Love. The acquisition of rag & bone underscores Guess?’ long-term growth strategy to power a bigger business, while maintaining a focus on delivering the best products for customers. This transaction brings together highly complementary price points and customer bases along with creative teams that are dedicated to upholding a reputation for innovative design and uncompromising quality.

•Positions Guess? to Drive Increased Value for Shareholders. This transaction is consistent with the Company’s commitment to generate strong value for its shareholders through an efficient and opportunistic approach to capital allocation. The potential in terms of revenue growth and operational efficiencies for rag & bone is expected to make the transaction accretive to earnings per share for Guess? in the first year.

Transaction Details

Guess? and WHP Global have entered into a definitive agreement to acquire rag & bone, under which Guess? will contribute $56.5 million. Additionally, there is the potential for an incremental earnout consideration of which Guess? will be responsible for a maximum of $12.8 million, based on preset levels of sales and EBITDA performance over the course of rag & bone's 2024 fiscal year.

Under the terms of the agreement, Guess? will acquire and own all the brand's operating assets and assume the related operating liabilities of the rag & bone business. In addition, a joint venture owned 50% by Guess? and 50% by WHP Global will acquire rag & bone’s intellectual property. Guess? and the joint venture will enter into a license agreement granting Guess? the exclusive right to use rag & bone IP to manufacture licensed products worldwide and to sell licensed products in specified territories in exchange for Guess?’ payment of a royalty fee.

The acquisition is subject to customary closing conditions, including regulatory approval, and is expected to close during the first quarter of Guess?’ 2025 fiscal year.

Advisors

The Sage Group, LLC is serving as financial advisor and O'Melveny & Myers LLP is serving as legal advisor to Guess?, Inc. Kirkland & Ellis LLP is serving as legal advisor to WHP Global. Solomon Partners, L.P. is serving as financial advisor and Golenbock Eiseman Assor Bell & Peskoe LLP and Katten Muchin Rosenman LLP are serving as legal advisors to rag & bone.

Notice Regarding Forward-Looking Statements

Except for historical information contained herein, certain matters discussed in this press release, including statements concerning the pending acquisition of rag & bone, the expected timing of the closing of the acquisition and anticipated benefits and other expectations following the closing of the acquisition, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements, which are frequently indicated by terms such as “expect,” “could,” “will,” “should,” “goal,” “strategy,” “believe,” “estimate,” “continue,” “outlook,” “plan,” “create,” “see,” and similar terms, are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated.

Factors which may cause actual results in future periods to differ materially from current expectations include the risk that a condition to closing of the acquisition may not be satisfied (or waived), including required regulatory approval, and that the closing of the acquisition might be delayed or not occur at all; uncertainties regarding the ability of Guess? to realize operational efficiencies and other anticipated synergies and benefits from the acquisition in the timeframe expected or at all; economic and other events that could negatively impact consumer confidence and discretionary consumer spending; changes in the competitive marketplace and in our commercial relationships; our ability to anticipate and adapt to changing consumer preferences and trends; our ability to manage our inventory commensurate with customer demand; the high concentration of our Americas Wholesale business; risks related to the costs and timely delivery of merchandise to our distribution facilities, stores and wholesale customers; unexpected or unseasonable weather conditions; our ability to effectively operate our various retail concepts, including securing, renewing, modifying or terminating leases for store locations; our ability to successfully and/or timely implement our growth strategies and other strategic initiatives; our ability to successfully enhance our global omni-channel capabilities; and other risks and uncertainties associated with Guess?’ businesses set forth in the section entitled “Risk Factors” in the Guess?’ Securities and Exchange Commission (the “SEC”) filings, including, but not limited to, its most recent Annual Report on Form 10-K and its most recent Quarterly Reports on Form 10-Q, copies of which are on file with the SEC and available on the SEC’s website at www.sec.gov. The statements in this press release are made as of the date of this press release. Guess? undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About GUESS?, Inc.

Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, denim, handbags, watches, eyewear, footwear and other related consumer products. Guess? products are distributed through branded Guess? stores as well as better department and specialty stores around the world. As of October 28, 2023, the Company directly operated 1,015 retail stores in Europe, the Americas and Asia. The Company’s partners and distributors operated 544 additional retail stores worldwide. As of October 28, 2023, the Company and its partners and distributors operated in approximately 100 countries worldwide. For more information about the Company, please visit www.guess.com.

About WHP Global

WHP Global is a leading New York based firm that acquires global consumer brands and invests in high-growth distribution channels including digital commerce platforms and global expansion. WHP owns a portfolio of consumer brands that collectively generate over USD $7 billion in global retail sales. The company also owns WHP+, a turnkey direct to consumer digital e-commerce platform, and WHP SOLUTIONS, a sourcing agency based in Asia. For more information, please visit www.whp-global.com.

Contacts

Guess?, Inc.

Investor Relations
Fabrice Benarouche
Senior Vice President Finance, Investor Relations and Chief Accounting Officer
(213) 765-5578
ir@guess.com

WHP Global
Jaime Cassavechia
jaime@ejmediagroup.com